FORM OF AMENDMENT TO THE AMENDED
PRIMARY CLASS DISTRIBUTION PLAN OF
LEGG MASON LIGHT STREET TRUST, INC.:
LEGG MASON CLASSIC VALUATION FUND

WHEREAS, Legg Mason Light Street Trust, Inc. (the “Corporation”) has adopted a Distribution Plan effective November 1, 1999 on behalf of the Primary Class shares of its series known as the Legg Mason Classic Valuation Fund (the “Fund”, and the Amended Distribution Plan, the “Plan”);

WHEREAS, the Board has determined to re-designate the Fund’s “Primary” share class as “Class C” shares;

NOW, THEREFORE, in accordance with the foregoing, all references to “Primary Class” shares in the Plan are hereby replaced with a corresponding reference to “Class C” shares. Except as expressly set forth above, nothing herein shall be construed as amending the terms of the Plan in any other respect.

IN WITNESS THEREOF, the Corporation has executed this Amendment to the Plan as of the day and year set forth below:

Date: February __, 2009

ATTEST:		LEGG MASON LIGHT STREET TRUST, INC.

By:		By:
	Richard M. Wachterman		Gregory T. Merz
	Secretary		Vice President